# Grant Park Fund

## Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • November 2014



**Consider your alternatives. Invest smarter.®**

GRANT PARK FUND

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

## Market Commentary: November 2014

**Currencies:** The Japanese yen fell nearly 5.5% versus the U.S. dollar after the Bank of Japan reaffirmed its commitment to increasing its quantitative easing measures. The euro similarly fell after the European Central Bank indicated it might increase the use of stimulus initiatives to meet inflation targets. The U.S. dollar strengthened on speculation monetary policy in the U.S. would continue to diverge from the policies of its global counterparts.

**Energy:** Prices in the crude oil complex declined after OPEC decided to maintain current production levels despite the abundance of global supplies. Natural gas markets rose due to forecasts for colder weather in the U.S.

**Equities:** European and Asian equity markets rallied after central banks in the Eurozone, China and Japan individually announced plans to expand quantitative easing initiatives. Upbeat German economic data added to gains in the European equity markets. The U.S. markets rallied on bullish prospects for the upcoming holiday shopping season and on reduced oil prices.

**Fixed Income:** U.S. Treasury markets rose as weak economic data, including employment and consumer spending data, moved U.S. debt markets higher. Expectations the U.S. Federal Reserve will wait until 2015 to raise interest rates also supported higher Treasury prices. The German Bund markets moved higher after the release of weaker than expected economic growth data and news Germany narrowly avoided falling into a recession in the third quarter.

**Grains/Foods:** Wheat prices rose on concerns about output from Australia and Russia. Corn markets finished modestly higher following an increase in ethanol production in the U.S. Soybean prices fell due to improved harvesting conditions. Coffee and sugar prices also fell as increased rain in Brazil eased drought-related supply concerns.

**Metals:** Silver and platinum markets weakened in reaction to a stronger U.S. dollar. Gold prices rose after China unexpectedly cut interest rates. Copper markets finished lower following the release of weak Chinese manufacturing data and on liquidations by large commodity investors. Copper was also pressured after a strike at a key Peruvian copper mine was settled.

### A Units (Closed to New Investment)

| 2000 | 2001 | 2002 | 2003 | 2004 | 2005 | 2006 | 2007 | 2008 | 2009 |
|---|---|---|---|---|---|---|---|---|---|
| 11.0% | 7.0% | 15.3% | 20.0% | -7.6% | -3.4% | 9.1% | 12.6% | 19.9% | -9.2% |

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | YTD |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 2010 | -8.0% | 0.6% | 4.1% | 1.8% | -3.8% | -0.2% | -1.7% | 2.8% | 3.2% | 4.3% | -2.6% | 4.6% | **4.5%** |
| 2011 | -0.5% | 2.3% | -2.5% | 3.8% | -6.9% | -3.8% | 3.0% | -1.8% | -1.6% | -4.5% | -0.6% | 0.0% | **-13.0%** |
| 2012 | 0.0% | 0.8% | -2.2% | 0.0% | 6.2% | -4.9% | 3.6% | -1.3% | -2.1% | -5.6% | -0.6% | 0.5% | **-6.1%** |
| 2013 | 1.5% | -2.9% | 1.2% | 1.0% | -2.8% | -3.1% | -0.2% | -2.2% | -0.9% | 1.6% | 2.2% | 0.9% | **-3.8%** |
| 2014 | -4.8% | 1.2% | -2.9% | 0.1% | 0.9% | 0.6% | -0.9% | 4.2% | 2.2% | 0.6% | 4.9% | | **6.0%** |

### B Units (Closed to New Investment)

| 2003 | 2004 | 2005 | 2006 | 2007 | 2008 | 2009 |
|---|---|---|---|---|---|---|
| 7.7% | -8.4% | -4.3% | 8.3% | 11.8% | 18.9% | -9.9% |

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | YTD |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 2010 | -8.0% | 0.6% | 4.0% | 1.7% | -3.9% | -0.3% | -1.7% | 2.7% | 3.2% | 4.3% | -2.6% | 4.5% | **3.8%** |
| 2011 | -0.6% | 2.2% | -2.5% | 3.7% | -7.0% | -3.8% | 3.0% | -1.9% | -1.7% | -4.6% | -0.6% | -0.1% | **-13.5%** |
| 2012 | -0.1% | 0.7% | -2.3% | -0.1% | 6.1% | -4.9% | 3.5% | -1.4% | -2.2% | -5.7% | -0.7% | 0.5% | **-6.7%** |
| 2013 | 1.4% | -2.9% | 1.2% | 1.0% | -2.9% | -3.2% | -0.3% | -2.3% | -0.9% | 1.6% | 2.2% | 0.8% | **-4.4%** |
| 2014 | -4.8% | 1.1% | -2.9% | 0.1% | 0.9% | 0.5% | -0.9% | 4.2% | 2.2% | 0.5% | 4.9% | | **5.5%** |

### Global 1 Units

| 2009 |
|---|
| -4.3% |

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | YTD |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 2010 | -7.8% | 0.7% | 3.7% | 1.5% | -2.2% | 0.3% | -2.5% | 2.7% | 2.0% | 3.7% | -2.1% | 3.6% | **2.9%** |
| 2011 | -0.7% | 2.0% | -1.9% | 2.9% | -6.5% | -3.3% | 3.1% | -1.3% | -1.3% | -4.0% | -0.4% | 0.1% | **-11.2%** |
| 2012 | 0.4% | 1.0% | -2.0% | 0.3% | 6.3% | -4.6% | 3.9% | -1.2% | -1.8% | -5.4% | -0.4% | 0.8% | **-3.3%** |
| 2013 | 1.7% | -2.6% | 1.5% | 1.2% | -2.6% | -2.8% | 0.0% | -2.0% | -0.6% | 1.8% | 2.4% | 1.2% | **-1.2%** |
| 2014 | -4.6% | 1.4% | -2.6% | 0.4% | 1.1% | 0.8% | -0.7% | 4.3% | 2.4% | 0.8% | 5.3% | | **8.5%** |

### Global 3 Units

| 2009 |
|---|
| -6.0% |

| | Jan | Feb | Mar | Apr | May | Jun | Jul | Aug | Sep | Oct | Nov | Dec | YTD |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| 2010 | -8.0% | 0.5% | 3.4% | 1.3% | -2.4% | 0.1% | -2.7% | 2.5% | 1.8% | 3.5% | -2.3% | 3.4% | **0.7%** |
| 2011 | -0.9% | 1.8% | -2.0% | 2.8% | -6.7% | -3.5% | 2.9% | -1.4% | -1.5% | -4.2% | -0.6% | -0.1% | **-13.0%** |
| 2012 | 0.2% | 0.8% | -2.1% | 0.1% | 6.2% | -4.7% | 3.7% | -1.3% | -2.0% | -5.5% | -0.6% | 0.6% | **-5.2%** |
| 2013 | 1.5% | -2.8% | 1.3% | 1.1% | -2.8% | -3.0% | -0.2% | -2.2% | -0.8% | 1.6% | 2.3% | 1.0% | **-3.1%** |
| 2014 | -4.8% | 1.2% | -2.8% | 0.2% | 1.0% | 0.6% | -0.8% | 4.2% | 2.2% | 0.7% | 5.2% | | **6.8%** |

## A and B Units

### Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
November
YTD

Performance reported is gross of fees and expenses.

### Monthly Exposure by Sector

| Currencies | Energy | Equity Indices | Fixed Income | Grains/Foods | Metals |
|---|---|---|---|---|---|
| 25% | 8% | 26% | 22% | 8% | 11% |

## Global Units

### Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
November
YTD

Performance reported is gross of fees and expenses.

### Monthly Exposure by Sector

| Currencies | Energy | Equity Indices | Fixed Income | Grains/Foods | Metals |
|---|---|---|---|---|---|
| 25% | 8% | 26% | 22% | 8% | 11% |

### Sector Positions at Month-End


Commodities 27%
Financials 73%
Energies 8%
Grains 8%
Metals 11%
Currencies 25%
Equities 26%
Fixed Income 22%
Nov 13
Dec 13
Jan 14
Feb 14
Mar 14
Apr 14
May 14
Jun 14
Jul 14
Aug 14
Sep 14
Oct 14
Nov 14
Short position
Long position

## Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

## Grant Park Fund At-A-Glance

| Product | Global Units | | A and B Units |
|---|---|---|---|
| Class | 1 | 3 | |
| Account Type | Fee-based | Commission-based | |
| Minimum Investment | $5,000 | $5,000 | |
| Retirement Account | $1,000 | $1,000 | |
| Trading Strategy | Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes. | | |
| Breakeven Level | 4.19% | 6.31% | Closed to New Investment |
| Redemptions | Monthly after 90 days | Monthly after 90 days | |
| Penalty | No | 1.5% on a declining scale 0.5% per quarter | |
| Sectors Traded | 6 | 6 | |
| Eligibility | Varies by state, but not less than $300k net worth or $100k net worth and $85k income. IA and TN residents: Not less than $500k net worth or $100k net worth and $100k income. No investor should invest more than 10% of his/her net worth. | | |

## Statistics

| Statistics Since Inception - Class A Units[1] January 1989 - November 2014 | |
|---|---|
| Total Fund Assets (A,B, Legacy, Global) | $304M |
| 12-Month Return | 6.9% |
| Average 12-Month Return | 15.0% |
| 36-Month Cumulative Return | -4.4% |
| 60-Month Cumulative Return | -16.1% |
| Compounded Annualized ROR | 11.3% |
| 3-Year Compounded Annualized ROR | -1.5% |
| 5-Year Compounded Annualized ROR | -3.5% |
| 10-Year Compounded Annualized ROR | 1.1% |
| Worst Drawdown (5/89 - 10/89) | -38.9% |
| Worst Drawdown Last 5 Years (1/09 - 3/14) | -30.3% |
| Average 1-month Gain | 6.0% |
| Average 1-month Loss | -4.1% |
| # of Winning Months | 162 |
| # of Losing Months | 149 |

| Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2004 - September 2014 | |
|---|---|
| Moved in Opposite Directions | 41% |
| Positive Results for Both | 37% |
| Negative Results for Both | 22% |

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

## Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

**Average 12-Month Return:** The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

**Compounded Annualized Rate of Return (ROR):** This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

**Correlation:** This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

**Drawdown:** A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

**Net Asset Value per Unit:** This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.